UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): May 5, 2020

OrthoPediatrics Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-38242	26-1761833
(Commission File Number)	(I.R.S. Employer Identification Number)

2850 Frontier Drive Warsaw, Indiana	46582
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 268-6379

Not Applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value per share	KIDS	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

Item 2.02. Results of Operations and Financial Condition.

On May 5, 2020, OrthoPediatrics Corp. (the "Company") issued a press release announcing its earnings for the quarter ended March 31, 2020 and making other disclosures. The press release (including the accompanying unaudited condensed consolidated financial statements as of and for the quarter ended March 31, 2020, and other financial data) is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including the information incorporated by reference herein from Exhibit 99.1, is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s Board of Directors has appointed (i) David R. Bailey as the Company’s President, and (ii) Fred L. Hite as the Company’s Chief Operating Officer and Chief Financial Officer. The appointments, which become effective as of June 3, 2020, are the first step in the Company’s executive succession plan whereby Mark C. Throdahl, who is currently President and Chief Executive Officer of the Company, is expected to transition to the role of Executive Chairman, and Mr. Bailey is expected to succeed Mr. Throdahl as the Company’s Chief Executive Officer. These next steps are anticipated to take place sometime in 2021, following Mr. Throdahl reaching the age of 70. Once becoming Executive Chairman, Mr. Throdahl will continue working from the Company’s Warsaw, Indiana headquarters and maintaining direct involvement in investor relations, strategy development, and operational travel in the field.

Mr. Bailey is currently an Executive Vice President of the Company with responsibility over international sales and distribution, operations and new product development. He has been an executive officer of the Company since 2009.

Mr. Hite has served as the Company’s Chief Financial Officer since February 2015. In his new role, Mr. Hite will continue as the Company’s Chief Financial Officer (and, as such, the Company’s principal financial and accounting officer) and will have additional operational responsibilities as the Company’s Chief Operating Officer.

Additional information relating to the background and business experience for each of Mr. Bailey and Mr. Hite is set forth in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 17, 2020, under the heading “Executive Officer and Director Compensation” (with respect to Mr. Bailey) and the “director biography” section (with respect to Mr. Hite), all of which information is incorporated herein by reference.

Mr. Bailey and Mr. Hite will serve in their new roles for a term of one year or until the appointment of their successors. There are no arrangements between either Mr. Bailey or Mr. Hite, and any other person, pursuant to which he was selected as an officer.

Neither Mr. Bailey nor Mr. Hite has family relationships with any of the executive officers or directors of the Company. Furthermore, there have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Bailey or Mr. Hite had, or will have, a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit No.	Description
	99.1	Press release dated May 5, 2020, issued by OrthoPediatrics Corp.

* * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OrthoPediatrics Corp.

Date: May 5, 2020	By:	/s/ Daniel J. Gerritzen
Daniel J. Gerritzen, General Counsel and Secretary